UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008

iDcentrix, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51263	20-4650531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Rosecrans Avenue, Suite 4240 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (310) 414-2675

_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01	Entry into a Material Definitive Agreement.

This Report describes certain actions taken by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of iDcentrix, Inc. (“iDcentrix” and, together with its subsidiaries, the “Company”) on April 28, 2008.

On April 28, 2008, the Compensation Committee approved a form of option agreement to be used in making option grants under the 2007 Equity Participation Plan of iDcentrix, Inc. (the “Plan”).  The terms of the form of agreement generally provide that:

•	options will be granted with an exercise price equal to fair market value of a share of Company common stock on the date of grant;

•	options will vest ratably over time so long as the grantee is employed;

•	vesting of options may be accelerated by the Company;

•	unvested options shall immediately vest upon a termination of the grantee’s employment within one year following a “Corporate Transaction” (as defined in the Plan);

•	options expire on the tenth anniversary of the date of grant and, if earlier, within specified time periods following the termination of employment; and

•	unvested shares will be forfeited upon termination of employment for any reason (including death, disability, retirement or lay-off).

A copy of the form of option agreement is attached hereto as Exhibit 10.1 (a copy of the Plan was previously filed as Exhibit 99.16 to the Company’s Form 8-K filed on February 6, 2008).

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Item 9.01        Financial Statements and Exhibits.

(d)      Exhibits

Exhibit                   Description
10.1                      Form of Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iDcentrix, Inc.
Date: May 1, 2008	By:	/s/ Francine Dubois
Francine Dubois
Chief Executive Officer

EXHIBIT INDEX

Exhibit                                Description
10.1                      Form of Option Agreement